                                                                   EXHIBIT 5.1

[LETTERHEAD OF TROOP STEUBER
 PASICH REDDICK & TOBY, LLP]


July 26, 1999


National Mercantile Bancorp
1840 Century Park East
Los Angeles, CA 90067

Ladies/Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as
Exhibit 5.1 filed by National Mercantile Bancorp, a California corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 65,000 shares of common stock, without par value (the "Shares"), of the Company issuable pursuant to the Company's Amended 1996 Stock Incentive Plan, as amended to date (the "Plan").

         We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                 Respectfully submitted,



                                                 TROOP STEUBER PASICH
                                                 REDDICK & TOBEY, LLP